UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Village Road, Lahaina, Maui, Hawaii	96761
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (808) 877-3351

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Resignation of Director

On December 27, 2017, Duncan MacNaughton submitted his resignation as a member of the Board of Directors (the “Board”) of Maui Land & Pineapple Company, Inc. (the “Company”), effective as of December 31, 2017. Mr. MacNaughton has served as a member of the Board since 2004 and was serving on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. Mr. MacNaughton’s resignation is not the result of any disagreements with the Company on any of the Company’s operations, policies or practices.

(d)     Appointment of New Director

Effective January 1, 2018, the Board appointed David A. Heenan to serve on the Board to fill the vacancy created by Mr. MacNaughton’s resignation. Mr. Heenan will serve as a member of the Board until the Company's next annual meeting of stockholders or until a successor is elected and qualified. In addition, Mr. Heenan will be a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. There are no arrangements or understandings between Mr. Heenan and any other persons pursuant to which he was elected to serve on the Board.

Mr. Heenan previously served as a member of the Board from 1999 until the Company’s annual meeting in 2015, at which time he did not stand for re-election. Mr. Heenan has served as a Trustee of The Estate of James Campbell, a private trust in Honolulu, Hawaii, since 1995. He was Chairman, President and Chief Executive Officer of Theo. H. Davies & Co., Ltd., the North American holding company for the Hong Kong-based Jardine Matheson, from 1982 to 1995, and served as a director of Bank of Hawaii Corporation from 1993 until 2015. Mr. Heenan is a visiting business professor at the College of William and Mary. He was the Chairman of our Board from May 2003 to March 2004 and has also served the Board as its lead independent director. His former experience leading a public company, as well as his public company board experience, provides a great depth of experience on which he can draw while serving on our Board.

In addition, Mr. Heenan will be compensated for his service on the Board in accordance with the Company's standard compensation policy for non-employee directors, as disclosed in the Company's definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: December 29, 2017	By:	/s/ TIM T. ESAKI
Tim T. Esaki Chief Financial Officer